Exhibit 5.1

ROPES & GRAY LLP PRUDENTIAL TOWER 800 BOYLSTON STREET BOSTON, MA 02199-3600 WWW.ROPESGRAY.COM

December 2, 2016

Domino’s Pizza, Inc.

30 Frank Lloyd Wright Drive

Ann Arbor, Michigan 48105

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Domino’s Pizza, Inc., a Delaware corporation (the “Company”), in connection with the registration statement on Form S-3 (the “Registration Statement”) filed on the date hereof by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act and the proposed issuance and sale from time to time pursuant to Rule 415 under the Securities Act of shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”). The prospectus that is part of the Registration Statement (the “Base Prospectus”) provides that it will be supplemented in the future by one or more prospectus supplements (each a “Prospectus Supplement”). The Base Prospectus, as supplemented by the various Prospectus Supplements, will provide for the issuance and sale by the Company from time to time of shares of the Company’s Common Stock.

For purposes of this opinion letter, we have reviewed and relied upon such documents, records, certificates and other instruments and have made such investigation of fact and such examination of law as we have deemed appropriate in order to enable us to render the opinions set forth herein. In conducting such review, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies. In conducting such investigation of fact, we have relied, without independent verification, upon certificates of public officials, officers of the Company and other appropriate persons.

The opinions expressed below are limited to the Delaware General Corporation Law.

Based upon and subject to the foregoing and the assumptions, qualifications and limitations set forth below, we are of the opinion that when (i) the issuance and sale of any shares of Common Stock have been duly authorized by all necessary corporate action of the Company and (ii) such shares have been issued and delivered against payment of the purchase price therefor (in an amount in excess of the par value thereof) in accordance with the applicable purchase, underwriting or other agreement, and as contemplated by the Registration Statement, the Base Prospectus and the applicable Prospectus Supplement, such shares of Common Stock will be validly issued, fully paid and nonassessable.

Domino’s Pizza, Inc.	December 2, 2016

In rendering the opinions set forth above, we have assumed that (i) the Registration Statement will have become and remain effective under the Securities Act, a Prospectus Supplement will have been prepared and filed with the Commission describing the Common Stock offered thereby and such Common Stock will have been issued and sold in accordance with the terms of such Prospectus Supplement; (ii) a definitive purchase, underwriting or other agreement, as applicable, will have been duly authorized, executed and delivered by the Company and the other parties thereto; (iii) at the time of the issuance of any Common Stock, the Company will be a validly existing corporation under the law of its jurisdiction of incorporation; (iv) the number of shares of Common Stock issued pursuant to the Registration Statement, together with the number of shares outstanding or reserved at the time of issuance, will not exceed the number of shares authorized by the Company’s certificate of incorporation in effect at the time of such issuance; and (v) all the foregoing actions to be taken by the Company will have been taken so as not to violate any applicable law and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company or any of its property.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus included therein. In giving this consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Ropes & Gray LLP

Ropes & Gray LLP